NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:

Jeffrey W. Farrar

Executive Vice President and CFO

(434) 964-2217

jfarrar@stellarone.com

StellarOne Corporation Announces Change In Results for Third Quarter

Charlottesville, VA, November 9, 2009 - StellarOne Corporation (NASDAQ: STEL) (StellarOne) the parent company of StellarOne Bank, reported today that the Company will revise its third quarter loss to reflect a non-cash impairment charge in the amount of $1.9 million related to the common stock of several Virginia and North Carolina based community banks held in its investment portfolio. With this non-cash impairment charge, the carrying value of such investments is reduced to $1.1 million. The timing of this decision is based on recent discussions with the staff of the Securities and Exchange Commission (SEC) regarding existing accounting guidance on accounting for equity securities, and interpretations as to when unrealized losses, length of loss period, and anticipated recovery period for such securities warrant a charge for other-than-temporary impairment. Management and the Board of Directors determined it necessary to revise policy in light of these discussions and record this impairment in the third quarter. The adjusted net loss applicable to common shareholders for the third quarter of 2009 amounts to $9.4 million or $0.41 per diluted common share and $10.4 million or $0.46 per diluted common share for the nine months ended September 30, 2009.

"We acknowledge the need to record an impairment charge on these bank equity investments in light of the current environment, including the extended devaluation period for bank stocks and the length of anticipated recovery period. We continue to view these bank stocks as well-managed companies with solid geographic franchises that will recover in an improving economy," said O. R. Barham, Jr., President and Chief Executive Officer.

StellarOne's capital position remains strong and essentially unchanged from the previous announcement, with a tangible common equity ratio of 9.35% at the end of the quarter. Tier one capital to risked-weighted assets adjusted was 13.15% and total capital to risk-weighted assets stood at 14.41%, both well above regulatory minimums to be considered well-capitalized.

About StellarOne

StellarOne Corporation is a traditional community bank offering a full range of business and consumer banking services, including trust and wealth management services. Through the activities of its sole subsidiary, StellarOne Bank, StellarOne operates 57 full-service financial centers, one loan production office, and 66 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, and Central and North Central Virginia.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date thereof. StellarOne wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect StellarOne's actual results, causing actual results to differ materially from those in any forward looking statement. These factors include: (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (ii) continuation of the historically low short-term interest rate environment, (iii) the inability of the Company to continue to grow its loan portfolio, (iv) rapid fluctuations or unanticipated changes in interest rates, (v) the development of any new market, (vi) a merger or acquisition, (vii) any activity in the capital markets that would cause the Company to conclude that there was impairment of any asset including intangible assets, (viii) the impact of governmental restrictions on entities participating in the US Treasury Department Capital Purchase Program, (ix) the deterioration in carrying amounts of impaired assets and other real estate, and (x) changes in state and Federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy. Please refer to StellarOne's filings with the Securities and Exchange Commission for additional information, which may be accessed at www.StellarOne.com, under "Investor Relations," "SEC Filings & Other Documents."